7 • • • • • • • • • • • • • • •

Reconciliations 14 (In thousands) Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe $ 360,733 $ (14,680) $ 346,053 $ 375,719 $ (10,839) $ 364,880 Infiltrator Water Technologies 131,144 (27,273) 103,871 103,895 (14,961) 88,934 International International - Pipe 44,203 (2,369) 41,834 44,882 (5,311) 39,571 International - Allied Products & Other 14,166 (1) 14,165 14,075 - 14,075 Total International 58,369 (2,370) 55,999 58,957 (5,311) 53,646 Allied Products & Other 159,162 (2,718) 156,444 149,044 (1,337) 147,707 Intersegment Eliminations (47,041) 47,041 - (32,448) 32,448 - Total Consolidated $ 662,367 $ - $ 662,367 $ 655,167 $ - $ 655,167 (In thousands) Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe $ 1,217,302 $ (36,974) $ 1,180,328 $ 1,401,554 $ (31,483) $ 1,370,071 Infiltrator Water Technologies 406,361 (63,405) 342,956 420,920 (66,317) 354,603 International International - Pipe 133,787 (3,917) 129,870 154,762 (18,509) 136,253 International - Allied Products & Other 46,789 (27) 46,762 49,172 - 49,172 Total International 180,576 (3,944) 176,632 203,934 (18,509) 185,425 Allied Products & Other 528,303 (7,586) 520,717 550,153 (6,690) 543,463 Intersegment Eliminations (111,909) 111,909 - (122,999) 122,999 - Total Consolidated $ 2,220,633 $ - $ 2,220,633 $ 2,453,562 $ - $ 2,453,562 Three Months Ended December 31, 2023 December 31, 2022 Nine Months Ended December 31, 2023 December 31, 2022

Reconciliations 15 Notes: a) Includes derivative fair value adjustments, foreign currency transaction (gains) losses, the proportionate share of interest, income taxes, depreciation and amortization related to the South American Joint Venture, which is accounted for under the equity method of accounting and executive retirement expense. (Amounts in thousands) 2023 2022 2023 2022 Segment adjusted gross profit Pipe $ 115,621 $ 106,279 $ 402,126 $ 421,011 Infiltrator 68,392 46,497 216,319 193,569 International 14,012 13,342 51,380 51,456 Allied Products & Other 88,150 78,401 300,574 293,472 Intersegment Eliminations (1,922) 714 (4,431) 329 Total Segment Adjusted Gross Profit 284,253 245,233 965,968 959,837 Depreciation and amortization 23,088 20,573 68,509 61,675 Stock-based compensation expense 1,316 743 3,473 2,175 Total Gross Profit $ 259,849 $ 223,917 $ 893,986 $ 895,987 (Amounts in thousands) 2023 2022 2023 2022 Net income $ 106,880 $ 83,182 $ 417,812 $ 425,041 Depreciation and amortization 38,053 35,846 112,014 107,346 Interest expense 22,331 20,001 65,984 49,334 Income tax expense 30,131 26,068 132,665 128,641 EBITDA 197,395 165,097 728,475 710,362 Loss (gain) on disposal of assets and costs from exit and disposal activities 2,512 (348) (10,669) (147) Stock-based compensation expense 7,402 6,179 23,636 19,912 Transaction costs 1,030 1,334 3,054 3,417 Interest income (6,515) (3,834) (15,141) (5,942) Other adjustments (a) 2,382 1,309 2,414 4,380 Adjusted EBITDA $ 204,206 $ 169,737 $ 731,769 $ 731,982 Three Months Ended December 30, Nine Months Ended December 30, Three Months Ended December 30, Nine Months Ended December 30,